MID PENN BANCORP, INC. Insider Trading Policy Board Reviewed/Approved: 01/22/2025 Original Board Approval Date: 08/23/06 Person Responsible for Policy: Chief Risk Officer Date Last Revised: 01/24/2024

INSIDER TRADING POLICY This Insider Trading Policy (the “Policy”) describes the standards of Mid Penn Bancorp, Inc. and its subsidiaries (collectively, the “Company”) with respect to trading, and causing the trading of, Company securities or securities of certain other publicly traded entities while in possession of material nonpublic information, and is intended to further compliance by the Company and its subsidiaries, employees and directors with the federal securities laws and regulations. This Policy is divided into two parts: the first part prohibits trading under certain circumstances and applies to all directors, officers and employees of the Company, and the second part imposes special additional trading restrictions and applies to all (i) directors of Mid Penn Bancorp, Inc. and Mid Penn Bank, (ii) officers of the Company at the level of Executive Vice President and above and (iii) Company employees assigned to the departments listed on Appendix A (collectively, “Covered Persons”). One of the principal purposes of the federal securities laws is to prohibit so-called “insider trading.” Insider trading occurs when a person uses material nonpublic information obtained through involvement with the Company to make decisions to purchase, sell, or otherwise trade the Company’s securities or to provide that information to others outside the Company. The prohibitions against insider trading apply to trades, tips, and recommendations by virtually any person, including all persons associated with the Company, if the information involved is “material” and “nonpublic” (as defined below). The prohibitions would apply to any director, officer or employee who buys or sells Company securities on the basis of material nonpublic information that he or she obtained about the Company, its customers, suppliers, or other companies with which the Company has contractual relationships or may be negotiating transactions. If you have questions about this Policy, you should contact the Chief Risk Officer (who is designated as the Insider Trading Compliance Officer as defined below) at zachary.miller@midpennbank.com. Further, if you suspect a violation of this Policy, you should contact the Chief Risk Officer or use any of the reporting procedures set forth in the Company’s Code of Ethics. References to the Company apply to Mid Penn Bancorp, Inc. and all organizations directly or indirectly under its control. PART I 1. Applicability This Policy applies to all trading or other transactions in: (i) the Company’s securities, including common stock and any other securities that the Company may issue, such as preferred stock, notes, bonds and convertible securities, as well as to derivative securities relating to any of the Company’s securities (such as options), whether or not issued by the Company; and (ii) the securities of other public companies with respect to which you may receive or otherwise be privy to material nonpublic information. 2. General Policy: Trading Restrictions (a) No director, officer, or employee shall purchase or sell, or offer to purchase or sell, any Company security, whether or not issued by the Company, while in possession of material nonpublic information about the Company. (b) No director, officer, or employee who knows of any material nonpublic information about the Company shall communicate that information to (“tip”) any third party, including family members and friends, without authorization from executive management of the Company. (c) No director, officer, or employee shall purchase or sell any security of any other publicly traded company while in possession of material nonpublic information about that company that was obtained in the course of his or her involvement with the Company. No director, officer, or employee who knows of any such material nonpublic information may communicate that information to, or tip, any third party, including family members and friends, without authorization from executive management of the Company. (d) For compliance purposes, no director, officer, or employee should trade or recommend Company securities (or otherwise cause the purchase or sale of such securities) while in possession of information about the Company that you have reason to believe is material and nonpublic unless you first consult with, and obtain the advance approval of, the Chief Risk Officer. (e) Covered Persons must pre-clear all trading in securities of the Company in accordance with the procedures set forth in Part II, Section 3 below. 3. Definitions (a) “Material” Insider trading restrictions come into play only if the information you possess is “material.” Information is generally regarded as “material” if it has market significance, that is, if its public dissemination is likely to affect the market price of securities, or if it otherwise is information that a reasonable investor would want to know before making an investment decision. Information dealing with the following subjects, among others, is reasonably likely to be found material in particular situations: (i) significant changes in the Company’s prospects; (ii) significant write-downs in assets or increases in reserves; (iii) developments regarding significant litigation or government agency investigations; (iv) liquidity problems; (v) changes in earnings estimates or unusual gains or losses in major operations;

(vi) major changes in management; (vii) changes in dividends; (viii) extraordinary borrowings; (ix) award or loss of a significant contract; (x) changes in debt ratings; (xi) proposals, plans or agreements, even if preliminary in nature, involving mergers, acquisitions, divestitures, recapitalizations, strategic alliances, licensing arrangements, or purchases or sales of substantial assets; and (xii) offerings of Company securities. Material information is not limited to historical facts but may also include projections and forecasts. With respect to a future event, such as a merger, acquisition or introduction of a new product, the point at which negotiations or product development are determined to be material is determined by balancing the probability that the event will occur against the magnitude of the effect the event would have on a company’s operations or stock price should it occur. Thus, information concerning an event that would have a large effect on stock price, such as a merger, may be material even if the possibility that the event will occur is relatively small. When in doubt about whether particular nonpublic information is material, you should presume it is material. If you are unsure whether information is material, you should either (i) consult the Chief Risk Officer before making any decision to trade in or recommend securities to which that information relates or (ii) assume that the information is material. (b) “Nonpublic” Insider trading prohibitions come into play only when you possess information that is material and “nonpublic.” The fact that information has been disclosed to a few members of the public does not make it public for insider trading purposes. To be “public” the information must have been disseminated in a manner designed to reach investors generally, and the investors must be given the opportunity to absorb the information. Hence, the Company does not consider information that it publicly discloses to be “public” until the expiration of two full trading days following disclosure. Nonpublic information may include, among other things: (i) undisclosed facts that are the subject of rumors, even if the rumors are widely circulated; and (ii) information that has been entrusted to the Company on a confidential basis until a public announcement of the information has been made and enough time has elapsed for the market to respond to a public announcement of the information (normally two full trading days). As with questions of materiality, if you are not sure whether information is considered public, you should assume that the information is nonpublic and treat it as nonpublic.

(c) “Compliance Officer” The Company has appointed its Chief Risk Officer as the “Compliance Officer” for this Policy. The duties of the Compliance Officer include, but are not limited to, the following: (i) assisting with implementation and enforcement of this Policy (provided that disciplinary action for violations of this Policy shall be recommended by the Human Resources Department); (ii) circulating this Policy to all affected persons and ensuring that this Policy is amended as necessary to remain up-to-date with insider trading laws; (iii) pre-clearing all trading in securities of the Company by Covered Persons in accordance with the procedures set forth in Part II, Section 3 below; and (iv) reviewing, with the assistance of the Company’s securities counsel, any proposed Rule 10b5-1 plans under Part II, Section 1 below and investigating any prohibited transactions under Part II, Section 4 below. 4. Exceptions The trading restrictions of this Policy do not apply to the following: (a) ESPP/DSPP Elections under, as well as purchases of Company stock through, the Company’s Employee Stock Purchase Plan (“ESPP”) or the Company’s Director Stock Purchase Plan (“DSPP”); provided, however, that changes in the level of participation in such plans and the sale of any Company stock acquired under such plans are subject to the trading restrictions described in this Policy. b) Options Exercising stock options granted under the Company’s incentive plans only if such exercise is effected by tendering either cash or previously owned Company stock. This Policy does apply to the sale of any shares issued on the exercise of Company- granted stock options (including, without limitation, any sale of stock as part of a “cashless” exercise of an option or any market sale for the purpose of generating the cash needed to pay the exercise price of the option). 5. Violations of Insider Trading Policy The consequences of prohibited insider trading or tipping can be severe. In addition to potential personal civil and criminal liability (including major fines and jail time), employees who violate this Policy may be subject to disciplinary action by the Company, including termination for cause. Any exceptions to the Policy, if permitted, may only be granted by the Chief Risk Officer prior to the transaction.

PART II 1. General Policy All Covered Persons are prohibited from trading in the Company’s securities except during an open Trading Window (as defined below). This trading restriction does not apply to transactions under a pre-existing written plan, contract, instruction, or arrangement under Rule 10b5-1 under the Securities Exchange Act of 1934 (a “10b5-1 Plan”) that: (i) has been reviewed and approved by the Chief Risk Officer prior to adoption (any revisions or amendments must also be reviewed and approved by the Chief Risk Officer prior to adoption); (ii) was entered into (or revised or amended) in good faith by the Covered Person during an open Trading Window while not in possession of material nonpublic information; (iii) specifies the security or securities to be purchased or sold, the number of shares, the prices and/or dates of transactions, or other formula(s) describing such transactions; (iv) delays the first transaction date until the later of ninety (90) days following adoption or modification of the 10b5-1 Plan and two (2) business days following the disclosure in a Form 10-Q or Form 10-K of the Company’s financial results for the fiscal quarter in which the 10b5-1 Plan was adopted or modified; and (v) satisfies all other requirements of SEC Rule 10b5-1, including the certification requirements thereof. 2. Trading Window For purposes of this Policy, a “Trading Window” is the period beginning on the third trading day following the public release of the Company’s quarterly financial results for the prior fiscal quarter and ending on the fifteenth (15th) calendar day prior to the end of the current fiscal quarter. However, no Covered Person who is in possession of any material nonpublic information may trade in Company securities regardless of whether the Company is in a regularly scheduled Trading Window. Further, the Company may close or suspend a Trading Window for any or all Covered Persons when material nonpublic information regarding the Company is pending, during which Covered Persons shall be prohibited from trading in Company securities. The Company will notify affected Covered Persons of the suspension and resumption of any regularly scheduled Trading Window. 3. Pre-clearance of Securities Transactions; Broker Confirmations (a) Because Covered Persons are likely to obtain material nonpublic information in the normal course of their employment/service, the Company requires all such persons to refrain from trading, even during an open Trading Window, without first pre-clearing all transactions in the Company’s securities at least two (2) full trading days prior to the desired transaction date.

(b) Subject to the exemption in subsection (d) below, no Covered Person may, directly or indirectly, purchase or sell any Company security at any time without first obtaining prior approval from the Chief Risk Officer. This requirement also applies to transactions by such person’s spouse, other persons living in such person’s household and minor children and to transactions by entities over which such person exercises control. Covered Persons shall submit all pre-clearance requests to tradeclearance@midpennbank.com. (c) The Chief Risk Officer shall record the date each request is received and the date and time each request is approved or disapproved. Unless revoked, a grant of permission will normally remain valid until the close of trading five (5) business days following the day on which it was granted. If the transaction does not occur during the five- day period, pre-clearance of the transaction must be re-requested. (d) Pre-clearance is not required for purchases under the ESPP or DSPP, but is required for purchases and sales of securities under a pre-cleared 10b5-1 Plan in order to mitigate against the risk of an untimely Form 4 filing by a Section 16 Insider (defined below). (e) While Pre-clearance is intended to mitigate against the possibility of insider trading and violation of the reporting and short-swing profit rules of Section 16 of the Exchange Act, it is important to note that pre-clearance of any particular transaction under this Policy will not necessarily protect you from liability under the laws prohibiting insider trading. (f) Section 16 Insiders shall have their broker(s) send duplicate copies of trade confirmations and periodic statements of all your purchases and sales of Company securities to the Chief Risk Officer at the same time the broker sends confirmations to you. 4. Other Prohibited Transactions With limited exceptions, Covered Persons who are required to file SEC Forms 3, 4, and 5 pursuant to the Securities Exchange Act of 1934 and its implementing rules and regulations (the “Section 16 Insiders”) are required to pay over to the Company any “profit” received from the purchase and sale or the sale and purchase of shares of the Company occurring within a six-month period. In order to comply with this provision concerning a prospective sale of Company shares, a Section 16 Insider must determine that he or she has not bought any shares within the last six months at a price less than the prospective sale price and, after the sale is consummated, must refrain from buying any Company shares during the next six months at a price less than the sale price. Similarly, in order to comply with this provision concerning a prospective purchase of Company shares, a Section 16 Insider must determine that he or she has not sold any shares within the last six months at a price greater than the prospective purchase price and, after the purchase is consummated, must refrain from selling any Company shares during the next six months at a price greater than the purchase price. While pre-clearance of a transaction is intended to mitigate the risk of an inadvertent violation of these short-swing profit rules, the Section 16 Insider is ultimately responsible for ensuring the timely filing of their Section 16 reports and avoidance of the violation of the short-swing profit rules.

5. Acknowledgment and Certification All Covered Persons are required to sign an acknowledgment and certification that he or she has read this Policy and agrees to be governed by the terms hereof, which acknowledgment shall be substantially in the form attached hereto.

ACKNOWLEDGMENT AND CERTIFICATION The undersigned does hereby acknowledge receipt of the Company’s Insider Trading Policy. The undersigned has read and understands (or has had explained) such Policy and agrees to be governed by such Policy at all times in connection with the purchase and sale of securities and the confidentiality of nonpublic information. ________________________________ (Signature) ________________________________ (Print Name)

APPENDIX A Finance and Accounting Department Investor Relations Department Internal Audit Department Enterprise Risk Management Department